SECOND AMENDMENT TO CERTIFICATE FUNDING AGREEMENT

(CREDIT ACCEPTANCE RESIDUAL FUNDING LLC)

THIS SECOND AMENDMENT TO THE CERTIFICATE FUNDING AGREEMENT, dated as of August 27, 2008 (this “Amendment”), is entered into in connection with that certain Certificate Funding Agreement, dated as of September 20, 2006 (as amended, supplemented, restated or replaced from time to time, the “Certificate Funding Agreement”), by and among Credit Acceptance Residual Funding LLC, as the Borrower, Credit Acceptance Corporation, as the Administrator, Wachovia Bank, National Association, as an Investor and the other Investors from time to time party thereto, Variable Funding Capital Company LLC, as a CP Conduit and a Lender and the other CP Conduits from time to time party thereto, Wachovia Capital Markets, LLC, as the Deal Agent and the Collateral Agent and Wachovia Bank, National Association, as the Liquidity Agent for the VFCC Purchaser Group. Capitalized terms used and not otherwise defined herein shall have the meanings given to such terms in the Certificate Funding Agreement.

R E C I T A L S

WHEREAS, the above-named parties have entered into the Certificate Funding Agreement, and, pursuant to and, in accordance with Section 14.1 thereof, the parties hereto desire to amend and waive the Agreement in certain respects as provided herein;

NOW, THEREFORE, based upon the above Recitals, the mutual premises and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned, intending to be legally bound, hereby agree as follows:

SECTION 1. AMENDMENT.

The definition of “Commitment Termination Date” in Section 1.1 of the Certificate Funding Agreement is hereby amended and restated in its entirety as follows:

“Commitment Termination Date: With respect to each Purchaser Group, August 26, 2009, or with respect to each Purchaser Group, such later date to which the Commitment Termination Date may be extended in the sole discretion of such Purchaser Group in accordance with the terms of Section 2.1(b).”

SECTION 2. AGREEMENT IN FULL FORCE AND EFFECT AS AMENDED.

Except as specifically amended or waived hereby, all provisions of the Certificate Funding Agreement shall remain in full force and effect. This Amendment shall not be deemed to expressly or impliedly waive, amend or supplement any provision of the Certificate Funding Agreement other than as expressly set forth herein, shall constitute a one-time waiver only and shall not constitute a novation of the Certificate Funding Agreement.

SECTION 3. REPRESENTATIONS.

Each of the Borrower and Administrator represent and warrant as of the date of this Amendment as follows:

(i) it is duly incorporated or organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization;

(ii) the execution, delivery and performance by it of this Amendment are within its powers, have been duly authorized, and do not contravene (A) any of its organizational documents, or (B) any Applicable Law;

(iii) no consent, license, permit, approval or authorization of, or registration, filing or declaration with any governmental authority, is required in connection with the execution, delivery, performance, validity or enforceability of this Amendment by or against it;

(iv) this Amendment has been duly executed and delivered by it;

(v) this Amendment constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity;

(vi)it is not in default under the Certificate Funding Agreement; and
(vii)there is no Termination Event or Unmatured Termination Event.
SECTION 4.	CONDITIONS TO EFFECTIVENESS.

The effectiveness of this Amendment is conditioned upon (i) delivery of executed signature pages by all parties hereto to the Deal Agent, (ii) the execution and delivery of the Second Amended and Restated Fee Letter Agreement, dated as of the date hereof, by and between the Borrower and the Deal Agent and acknowledged by the Administrator (the “Second Amended and Restated Fee Letter Agreement”) and (iii) payment to the Deal Agent of the Renewal Fee in connection with this Amendment as required by the Second Amended and Restated Fee Letter Agreement.

SECTION 5. MISCELLANEOUS.

(a) This Amendment may be executed in any number of counterparts (including by facsimile), and by the different parties hereto on the same or separate counterparts, each of which shall be deemed to be an original instrument but all of which together shall constitute one and the same agreement.

(b) The descriptive headings of the various sections of this Amendment are inserted for convenience of reference only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

(c) This Amendment may not be amended or otherwise modified except as provided in the Certificate Funding Agreement.

(d) The failure or unenforceability of any provision hereof shall not affect the other provisions of this Amendment.

(e) Whenever the context and construction so require, all words used in the singular number herein shall be deemed to have been used in the plural, and vice versa, and the masculine gender shall include the feminine and neuter and the neuter shall include the masculine and feminine.

(f) This Amendment represents the final agreement between the parties only with respect to the subject matter expressly covered hereby and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements between the parties. There are no unwritten oral agreements between the parties.

(g) THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS CONFLICT OF LAWS PROVISIONS.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

THE BORROWER: . . . .	CREDIT ACCEPTANCE RESIDUAL FUNDING LLC By: /s/ Douglas W. Busk

.	Name: Douglas W. Busk

.	Title: Treasurer

. . . . . . . . . . . THE ADMINISTRATOR: . . .

Credit Acceptance Residual Funding LLC
Silver Triangle Building
25505 West Twelve Mile Road
Southfield, Michigan 48034-8339
Attention: Jeff Soutar
Facsimile No. 877-320-1576
Confirmation No.: 248-353-2700 (ext. 5646)

CREDIT ACCEPTANCE CORPORATION

By: /s/ Douglas W. Busk

.	Name: Douglas W. Busk

.	Title: Treasurer

. . . . . . . . . . .

Credit Acceptance Residual Funding LLC
Silver Triangle Building
25505 West Twelve Mile Road
Southfield, Michigan 48034-8339
Attention: Jeff Soutar
Facsimile No. 877-320-1576
Confirmation No.: 248-353-2700 (ext. 5646)

THE INVESTOR FOR THE VFCC PURCHASER GROUP:	WACHOVIA BANK, NATIONAL ASSOCIATION
. . .	By: /s/ Leah W. Miller

.	Name: Leah W. Miller

.	Title: Managing Director

. . . . . . . . . . . VFCC: . . . . . . . .

Wachovia Bank, National Association
One Wachovia Center
301 South College St.
Charlotte, North Carolina 28288-0661
Attention: Kevin McConnell
Facsimile No.: (704) 383-8471
Confirmation No: (704) 383-7171

VARIABLE FUNDING CAPITAL
COMPANY LLC

By: Wachovia Capital Markets, LLC,
as attorney-in-fact

By: /s/ Douglas R. Wilson, Sr.

.	Name: Douglas R. Wilson, Sr.

.	Title: Director

. . . . . . . . . . . .

Variable Funding Capital Company LLC
c/o Wachovia Capital Markets, LLC
One Wachovia Center
301 South College St.
Charlotte, North Carolina 28288-0610
Attention: Conduit Administration
Facsimile No.: (704) 383-9579
Confirmation No.: (704) 374-2520

THE DEAL AGENT: . . .	WACHOVIA CAPITAL MARKETS, LLC By: /s/ Chad Kobos

.	Name: Chad Kobos

.	Title: Director

. . . . . . . . . . THE LIQUIDITY AGENT FOR THE VFCC PURCHASER GROUP:

Wachovia Capital Markets, LLC
One Wachovia Center
Charlotte, North Carolina 28288-0610
Attention: Curt Sidden
Facsimile No.: (704) 383-9106
Telephone No.: (704) 715-6030

WACHOVIA BANK, NATIONAL
ASSOCIATION

. . .	By: /s/ Leah W. Miller

.	Name: Leah W. Miller

.	Title: Managing Director

. . . . . . . . . . .

Wachovia Bank, National Association
One Wachovia Center
301 South College St.
Charlotte, North Carolina 28288-0661
Attention: Kevin McConnell
Facsimile No.: (704) 383-8471
Telephone No.: (704) 383-7171

THE COLLATERAL AGENT: . . . .	WACHOVIA CAPITAL MARKETS, LLC, as Collateral Agent By: /s/ Chad Kobos

.	Name: Chad Kobos

.	Title: Director

. . . . . . . . . .	Wachovia Capital Markets, LLC One Wachovia Center, TW-9 Charlotte, North Carolina 28288 Attention: Curt Sidden Facsimile No.: (704) 383-9106 Telephone No.: (704) 715-6030